Exhibit 99.1

KATY NEWS

FOR IMMEDIATE RELEASE

KATY INDUSTRIES, INC.

REPORTS 2004 SECOND QUARTER RESULTS

MIDDLEBURY, CT – August 9, 2004 – Katy Industries, Inc. (NYSE: KT) today reported a loss from continuing operations in the second quarter of 2004 of ($1.2) million [($0.15) per share], versus a loss from continuing operations of ($1.4) million [($0.17) per share], in the second quarter of 2003, as adjusted to exclude restructuring and other non-recurring or unusual items, which are discussed below.  Including these items and payment-in-kind dividends on convertible preferred stock, Katy reported a net loss attributable to common shareholders of ($4.7) million [($0.60) per share], in the second quarter of 2004, versus a net loss attributable to common shareholders of ($8.2) million [($0.98) per share], in the same period of 2003.  Net sales in the second quarter of 2004 were $100.5 million, down 0.9% compared to the same period in 2003.  Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted to exclude all restructuring and other non-recurring or unusual items, was $3.0 million in the second quarter of 2004, compared to $4.6 million in the same period in 2003.  Income (loss) from continuing operations, as adjusted, and EBITDA, as adjusted, are non-GAAP financial measures and are further discussed below.

Katy also reported a loss from continuing operations for the six months ended June 30, 2004 of ($0.5) million [($0.06) per share], versus a loss from continuing operations of ($2.9) million [($0.34) per share], for the six months ended June 30, 2003, as adjusted to exclude restructuring and other non-recurring or unusual items, which are discussed below.  Including these items and payment-in-kind dividends on convertible preferred stock, Katy reported a net loss attributable to common shareholders of ($10.0) million [($1.27) per share], for the six months ended June 30, 2004, versus a net loss attributable to common shareholders of ($6.5) million [$0.78 per share], in the same period of 2003.  Net sales in the six months ended June 30, 2004 were $200.4 million, up 4.4% compared to the same period in 2003.  Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted to exclude all restructuring and other non-recurring or unusual items, was $8.8 million in the six months ended June 30, 2004, compared to $9.2 million in the same period in 2003.

During the second quarter of 2004, Katy reported income from restructuring and other non-recurring or unusual items of $0.7 million pre-tax [$0.09 per share], including severance, restructuring and related income of $0.1 million, income from the reversal of reserves related to divested businesses of $0.1 million and a gain on the sale of real estate of $0.5 million.  Also, during the second quarter of 2004, Katy recorded the impact of paid-in-kind dividends earned on its convertible preferred stock of ($3.5) million [($0.44) per share].  During the second quarter of 2003, Katy reported restructuring and other non-recurring or unusual items of ($3.2) million pre-tax [($0.38) per share], including impairments of long-lived assets of ($1.8) million, severance, restructuring and related costs of ($1.7) million and income from the reversal of reserves related to divested businesses of $0.3 million.  Also during the second quarter of 2003, Katy reported income from discontinued operations of $0.3 million, net of tax [$0.04 per share] and the impact of payment-in-kind dividends earned on its convertible preferred stock of ($3.0) million [($0.36) per share].  Details regarding these items are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” accompanying this press release.

For the six months ended June 30, 2004, Katy reported restructuring and other non-recurring or unusual items of ($1.6) million pre-tax [($0.21) per share], including severance, restructuring and related charges of ($1.8) million, costs associated with a proposed financing which Katy chose to abandon of ($0.4) million, income from the reversal of reserves related to divested businesses of $0.1 million and a gain on the sale of real estate of $0.5 million.  Also, during the six months ended June 30, 2004, Katy recorded the impact of paid-in-kind dividends earned on its convertible preferred stock of ($6.9) million [($0.88) per share].  During the six months ended June 30, 2003, Katy reported restructuring and other non-recurring or unusual items of ($3.8) million pre-tax [($0.46) per share], including impairments of long-lived assets of ($1.8) million, severance, restructuring and related costs of ($1.9) million, the write-off of unamortized debt costs related to the refinancing of debt in February 2003 of ($1.2) million, income from the reversal of reserves related to divested businesses of $0.3 million and a gain on the sale of real estate of $0.8 million.  Also during the six months ended June 30, 2003, Katy reported income from discontinued operations of $1.4 million, net of tax [$0.17 per share], a gain on the early redemption of a preferred interest in a subsidiary of $6.6 million [$0.78 per share] and the impact of payment-in-kind dividends earned on its convertible preferred stock of ($6.0) million [($0.72) per share].  Details regarding these items are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” accompanying this press release.

“We were hurt by rising prices for some of our key raw materials and experienced inefficiencies in certain of our facilities due to consolidation efforts,” said C. Michael Jacobi, Katy Industries’ President and Chief Executive Officer.  “These cost increases were partially offset by continued expense containment and the benefit of lower costs due to our ongoing restructuring efforts,” added Mr. Jacobi.

Gross margins were 13.2% in the second quarter of 2004, a decrease of 50 basis points from the second quarter of 2003.  The higher cost of materials, which could not be passed on through price increases, and manufacturing inefficiencies related to the consolidation of our abrasives facilities were offset partially by the favorable impact of restructuring, cost containment and lower depreciation.  Selling, general and administrative expenses were $1.1 million lower than the second quarter of 2003.  These costs represented 14.2% of sales in the second quarter of 2004, a significant improvement from the same period of 2003, when these costs represented 15.1% of sales.

Interest expense was $0.2 million lower in the second quarter of 2004 versus the same period of 2003, primarily a result of lower levels of borrowings.  Debt at June 30, 2004 was $62.3 million [39% of total capitalization], versus $68.1 million [40% of total capitalization] at June 30, 2003.  Cash on hand at June 30, 2004 was $5.7 million, versus $6.7 million at June 30, 2003.

Liquidity was negatively impacted during the six months ended June 30, 2004, as Katy used free cash flow of $27.8 million versus the $18.5 million of free cash flow used during the six months ended June 30, 2003.  The increased use of free cash flow during the first half of 2004 was primarily attributable to higher inventories resulting from early purchasing of certain materials in advance of scheduled cost increases, increased material prices and planned builds in connection with manufacturing facility closures.  The Company expects these liquidity trends to reverse in the second half of the year.  Free cash flow, a non-GAAP financial measure, is discussed further below.

Katy expects to substantially complete its restructuring program in 2004.  Capital expenditures, and severance, restructuring and related costs for these initiatives are expected to be in the range of $1.5 million to $2.0 million for the remainder of the year.  Katy has completed the sales of its non-core businesses, Duckback Products, Inc. on September 16, 2003 and GC/Waldom Electronics, Inc. on April 2, 2003.  The results of these businesses have been classified as discontinued operations as of and for the three and six month periods ended June 30, 2003.  There was no discontinued operations activity for the three and six month periods ended June 30, 2004.

Payment-in-kind dividends on convertible preferred stock will end in December 2004, or upon the conversion of the convertible preferred stock, whichever is sooner.

Non-GAAP Financial Measures

To provide transparency about measures of Katy’s financial performance which management considers most relevant, we supplement the reporting of Katy’s consolidated financial information under GAAP with certain non-GAAP financial measures, including income (loss) from continuing operations, as adjusted; EBITDA, as adjusted; and free cash flow.  Details regarding these measures and reconciliations of these non-GAAP measures to comparable GAAP measures are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” and “Statements of Cash Flows” accompanying this press release.  These measures should not be considered in isolation or as an alternative to measures determined in accordance with GAAP.  Katy believes the presentation of these measures is nonetheless useful to investors for the following reasons:

Income (Loss) from Continuing Operations, as adjusted.  Income (loss) from continuing operations, as adjusted, is income (loss) from Katy’s continuing operations that excludes restructuring and other non-recurring and unusual items.  Katy believes that its presentation of this measure provides useful information to management and investors regarding certain financial and business trends relating to its results of operations.

EBITDA, as adjusted.  EBITDA, as adjusted, is calculated as earnings before interest, taxes, depreciation and amortization, excluding discontinued operations and unusual items such as severance, restructuring and related costs, impairments of long-lived assets, and other non-recurring items.  Katy believes that EBITDA, as adjusted, is useful to report because it (i) is used extensively on an internal basis, acting as a primary metric for operating performance measurement, (ii) is the prime measure of operating results used by the lenders in Katy’s bank group when evaluating Katy’s performance and (iii) provides a link between profitability and operating cash flow.  The presentation of EBITDA, as adjusted, enables investors to view Katy’s performance in a manner similar to the method used by management.

Free Cash Flow.  Free cash flow is defined by Katy as cash flow from operations less capital expenditures and cash dividends paid.  Katy believes that free cash flow is useful to management and investors in measuring cash generated that is available for repayment of debt obligations, investment in growth through acquisitions, new business development and stock repurchases.

This press release may contain various forward-looking statements.  The forward-looking statements are based on the beliefs of the company’s management, as well as assumptions made by, and information currently available to, the company’s management.  Additionally, the forward-looking statements are based on Katy’s current expectations and projections about future events and trends affecting the financial condition of its business.  The forward-looking statements are subject to risks and uncertainties, detailed from time to time in Katy’s filings with the SEC, that may lead to results that differ materially from those expressed in any forward-looking statement made by the company or on its behalf.  Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Katy Industries, Inc. is a diversified corporation with interests primarily in Maintenance Products and Electrical Products.

Company contact:

Katy Industries, Inc.

Amir Rosenthal

(203) 598-0397

KATY INDUSTRIES, INC. SUMMARY OF OPERATIONS - UNAUDITED
(In thousands, except percentages and per share data)

	Three Months Ended		$	%

	June 30,	June 30,	Change	Change
	2004	2003	Inc/(Dec)	Inc/(Dec)

Net sales	$100,522	$101,461	$(939)	(0.9%)
Cost of goods sold	87,261	87,512	(251)	(0.3%)

Gross profit	13,261	13,949	(688)	(4.9%)
Selling, general and administrative expenses	14,240	15,353	(1,113)	(7.2%)
Impairments of long-lived assets	-	1,800	(1,800)	(100.0%)
Severance, restructuring and related (income) charges	(109)	1,713	(1,822)	(106.4%)

Operating loss	(870)	(4,917)	4,047	82.3%
Equity in income of equity method investment	-	156	(156)	(100.0%)
Gain on sale of assets	549	50	499	998.0%
Interest expense	(997)	(1,186)	189	15.9%
Other, net	144	448	(304)	(67.9%)

Loss before provision for income taxes	(1,174)	(5,449)	4,275	78.5%
Provision for income taxes	(109)	(102)	(7)	(6.9%)

Loss from continuing operations	(1,283)	(5,551)	4,268	76.9%
Income from operations of discontinued businesses (net of tax)	-	545	(545)	(100.0%)
Loss on sale of discontinued businesses	-	(196)	196	100.0%

Net loss	(1,283)	(5,202)	3,919	75.3%
Payment-in-kind (PIK) dividends on convertible preferred stock	(3,462)	(3,011)	(451)	(15.0%)

Net loss attributable to common stockholders	$(4,745)	$(8,213)	$3,468	42.2%

(Loss) income per share of common stock - basic and diluted:

Loss from continuing operations	$(0.16)	$(0.66)	$0.50	75.8%
Payment-in-kind (PIK) dividends on convertible preferred stock	(0.44)	(0.36)	(0.08)	(22.2%)

Loss from continuing operations attributable to common stockholders	(0.60)	(1.02)	0.42	41.2%
Discontinued operations (net of tax)	-	0.04	(0.04)	(100.0%)

Net loss attributable to common stockholders	$(0.60)	$(0.98)	$0.38	38.8%

Weighted average common shares outstanding - basic and diluted	7,870	8,342

KATY INDUSTRIES, INC. SUMMARY OF OPERATIONS - UNAUDITED
(In thousands, except percentages and per share data)

	Six Months Ended		$	%

	June 30,	June 30,	Change	Change
	2004	2003	Inc/(Dec	Inc/(Dec)

Net sales	$200,417	$191,913	$8,504	4.4%
Cost of goods sold	170,526	163,679	6,847	4.2%

Gross profit	29,891	28,234	1,657	5.9%
Selling, general and administrative expenses	28,988	30,171	(1,183)	(3.9%)
Impairments of long-lived assets	-	1,800	(1,800)	(100.0%)
Severance, restructuring and related charges	1,789	1,941	(152)	(7.8%)

Operating loss	(886)	(5,678)	4,792	84.4%
Equity in loss of equity method investment	-	(211)	211	100.0%
Gain on sale of assets	549	803	(254)	(31.6%)
Interest expense	(1,797)	(3,613)	1,816	50.3%
Other, net	(231)	444	(675)	(152.0%)

Loss before provision for income taxes	(2,365)	(8,255)	5,890	71.4%
Provision for income taxes	(699)	(75)	(624)	(832.0%)

Loss from continuing operations before distributions on preferred
interest of subsidiary	(3,064)	(8,330)	5,266	63.2%
Distributions on preferred interest of subsidiary	-	(123)	123	100.0%

Loss from continuing operations	(3,064)	(8,453)	5,389	63.8%
Income from operations of discontinued businesses (net of tax)	-	1,603	(1,603)	(100.0%)
Loss on sale of discontinued businesses	-	(196)	196	100.0%

Net loss	(3,064)	(7,046)	3,982	56.5%
Gain on early redemption of preferred interest of subsidiary	-	6,560	(6,560)	(100.0%)
Payment-in-kind dividends on convertible preferred stock	(6,924)	(6,025)	(899)	(14.9%)

Net loss attributable to common stockholders	$(9,988)	$(6,511)	$(3,477)	(53.4%)

(Loss) income per share of common stock - basic and diluted:

Loss from continuing operations	$(0.39)	$(1.01)	$0.62	61.4%
Gain on early redemption of preferred interest of subsidiary	-	0.78	(0.78)	(100.0%)
Payment-in-kind (PIK) dividends on convertible preferred stock	(0.88)	(0.72)	(0.16)	(22.2%)

Loss from continuing operations attributable to common stockholders	(1.27)	(0.95)	(0.32)	(33.7%)
Discontinued operations (net of tax)	-	0.17	(0.17)	(100.0%)

Net loss attributable to common stockholders	$(1.27)	$(0.78)	$(0.49)	(62.8%)

Weighted average common shares outstanding - basic and diluted	7,877	8,352

Other Information:

Working capital, excluding current maturities of long-term debt	$66,853	$55,366	$11,487	20.7%

Long-term debt, including current maturities	$62,308	$68,096	$(5,788)	(8.5%)

Stockholders' equity	$99,071	$104,263	$(5,192)	(5.0%)

Capital expenditures	$5,704	$4,742	$962	20.3%

KATY INDUSTRIES, INC. RECONCILIATIONS OF GAAP RESULTS
TO RESULTS EXCLUDING CERTAIN UNUSUAL ITEMS - UNAUDITED
(In thousands, except percentages and per share data)
	Three Months Ended

	June 30,	June 30,
	2004	2003

Reconciliation of loss from continuing operations to loss from continuing operations, as adjusted
Loss from continuing operations	$(1,283)	$(5,551)
Unusual items:
Impairments of long-lived assets	-	1,800
Severance, restructuring and related (income) charges	(109)	1,713
Income from reversal of reserves related to divested businesses (included in other, net) and
gain on sale of real estate	(609)	(349)
Adjustment to reflect a more normalized effective tax rate excluding unusual items	828	970

Loss from continuing operations, as adjusted	$(1,173)	$(1,417)

Loss from continuing operations, as adjusted per share
Loss from continuing operations per share	$(0.16)	$(0.66)
Unusual items per share	(0.09)	0.38
Adjustment to reflect a more normalized effective tax rate excluding unusual items per share	0.10	0.11

Loss from continuing operations, as adjusted per share	$(0.15)	$(0.17)

Weighted average shares outstanding - basic and diluted	7,870	8,342

EBITDA, as adjusted:

Net loss	$(1,283)	$(5,202)
Interest expense	997	1,186
Provision for income taxes	109	102
Depreciation and amortization	3,907	5,741

EBITDA	3,730	1,827

Add back:
Income from operations of discontinued businesses, net of tax	-	(545)
Loss on sale of discontinued businesses	-	196
Impairments of long-lived assets	-	1,800
Severance, restructuring and related (income) charges	(109)	1,713
Income from reversal of reserves related to divested businesses (included in other, net) and
gain on sale of real estate	(609)	(349)

EBITDA, as adjusted	$3,012	$4,642

EBITDA, as adjusted, as a % of sales	3.0%	4.6%

KATY INDUSTRIES, INC. RECONCILIATIONS OF GAAP RESULTS
TO RESULTS EXCLUDING CERTAIN UNUSUAL ITEMS - UNAUDITED
(In thousands, except percentages and per share data)
	Six Months Ended

	June 30,	June 30,
	2004	2003

Reconciliation of loss from continuing operations to loss from continuing operations, as adjusted
Loss from continuing operations	$(3,064)	$(8,453)
Unusual items:
Impairments of long-lived assets	-	1,800
Severance, restructuring and related charges	1,789	1,941
Write-off of unamortized debt costs (included in interest expense)	-	1,172
Costs associated with abandoned financing (included in other, net)	435	-
Income from reversal of reserves related to divested businesses (included in other, net) and
gain on sale of real estate	(609)	(1,102)
Adjustment to reflect a more normalized effective tax rate excluding unusual items	984	1,764

Loss from continuing operations, as adjusted	$(465)	$(2,878)

Loss from continuing operations, as adjusted per share
Loss from continuing operations per share	$(0.39)	$(1.01)
Unusual items per share	0.21	0.46
Adjustment to reflect a more normalized effective tax rate excluding unusual items per share	0.12	0.21

Loss from continuing operations, as adjusted per share	$(0.06)	$(0.34)

Weighted average shares outstanding - basic and diluted	7,877	8,352

EBITDA, as adjusted:

Net loss	$(3,064)	$(7,046)
Interest expense	1,797	3,613
Provision for income taxes	699	75
Depreciation and amortization	7,709	11,155

EBITDA	7,141	7,797

Add back:
Distributions on preferred interest of subsidiary	-	123
Income from operations of discontinued businesses, net of tax	-	(1,603)
Loss on sale of discontinued businesses	-	196
Impairments of long-lived assets	-	1,800
Severance, restructuring and related charges	1,789	1,941
Costs associated with abandoned financing (included in other, net)	435	-
Income from reversal of reserves related to divested businesses (included in other, net) and
gain on sale of real estate	(609)	(1,102)

EBITDA, as adjusted	$8,756	$9,152

EBITDA, as adjusted, as a % of sales	4.4%	4.8%

KATY INDUSTRIES, INC. BALANCE SHEETS - UNAUDITED
(In thousands)

Assets	June 30,	December 31,	June 30,
Current assets:	2004	2003	2003

Cash	$5,684	$6,748	$6,673
Accounts receivable, net	61,007	65,197	61,303
Inventories, net	68,116	53,545	57,953
Other current assets	4,847	1,658	1,782
Current assets of discontinued operations (a)	-	-	5,185
Total current assets	139,654	127,148	132,896

Other assets:
Goodwill	10,215	10,215	10,543
Intangibles, net	21,647	22,399	25,270
Other	10,427	10,352	18,126
Non-current assets of discontinued operations (a)	-	-	974
Total other assets	42,289	42,966	54,913

Property and equipment	150,092	149,634	158,438
Less: accumulated depreciation	(83,778)	(78,040)	(78,536)

Property and equipment, net	66,314	71,594	79,902

Total assets	$248,257	$241,708	$267,711

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$29,503	$37,259	$28,526
Accrued expenses	43,298	46,450	47,033
Current maturities of long-term debt	2,857	2,857	2,857
Revolving credit agreement	43,022	36,000	51,000
Current liabilities of discontinued operations (a)	-	-	1,971

Total current liabilities	118,680	122,566	131,387

Long-term debt, less current maturities	16,429	806	14,239
Other liabilities	14,077	16,044	17,770
Non-current liabilities of discontinued operations (a)	-	-	52
Total liabilities	149,186	139,416	163,448

Stockholders' equity
Convertible preferred stock	100,431	93,507	86,721
Common stock	9,822	9,822	9,822
Additional paid-in capital	33,508	40,441	47,236
Accumulated other comprehensive income (loss)	2,296	2,387	(127)
Accumulated deficit	(24,201)	(21,137)	(18,819)
Treasury stock	(22,785)	(22,728)	(20,570)
Total stockholders' equity	99,071	102,292	104,263

Total liabilities and stockholders' equity	$248,257	$241,708	$267,711

(a) Amounts include assets and liabilities of Duckback Products, Inc.

KATY INDUSTRIES, INC. STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands, except percentages)

	Six Months Ended		$	%

	June 30,	June 30,	Change	Change
	2004	2003	Inc/(Dec)	Inc/(Dec)

Cash flows from operating activities:
Net loss	$(3,064)	$(7,046)
Income from discontinued operations	-	(1,407)

Loss from continuing operations	(3,064)	(8,453)
Depreciation and amortization	7,709	11,155
Impairment of long-lived assets	-	1,800
Write-off and amortization of debt issuance costs	535	1,766
Gain on sale of assets	(549)	(803)
Equity in loss of equity method investment	-	211

	4,631	5,676

Changes in operating assets and liabilities:
Accounts receivable	4,175	(908)
Inventories	(14,704)	365
Other assets	(3,274)	(380)
Accounts payable	(7,870)	(9,001)
Accrued expenses	(3,071)	(8,498)
Other liabilities	(1,959)	243

	(26,703)	(18,179)

Net cash used in continuing operations	(22,072)	(12,503)
Net cash used in discontinued operations	-	(1,243)

Net cash used in operating activities	(22,072)	(13,746)	(8,326)	(61%)

Cash flows from investing activities:
Capital expenditures of continuing operations	(5,704)	(4,659)
Capital expenditures of discontinued operations	-	(83)
Acquisition of subsidiary, net of cash acquired	-	(1,161)
Collections of notes receivable from sales of subsidiaries	-	930
Proceeds from sale of subsidiaries, net	-	7,451
Proceeds from sale of assets	5,533	1,914

Net cash (used in) provided by investing activities	(171)	4,392	(4,563)	(104%)

Cash flows from financing activities:
Net borrowings on revolving loans	7,022	6,249
Proceeds of term loans	18,152	20,000
Repayments of term loans	(2,529)	(2,904)
Direct costs associated with debt facilities	(1,296)	(1,415)
Redemption of preferred interest of subsidiary	-	(9,840)
Repayment of real estate and chattel mortgages	-	(700)
Repurchases of common stock	(75)	(342)

Net cash provided by financing activities	21,274	11,048	10,226	93%

Effect of exchange rate changes on cash and cash equivalents	(95)	137

Net (decrease) increase in cash and cash equivalents	(1,064)	1,831
Cash and cash equivalents, beginning of period	6,748	4,842

Cash and cash equivalents, end of period	$5,684	$6,673	$(989)	(15%)

Reconciliation of Free Cash Flow to GAAP Results:
Free Cash Flow
Net cash used in operating activities	$(22,072)	$(13,746)
Capital expenditures of continuing operations	(5,704)	(4,659)
Capital expenditures of discontinued operations	-	(83)

	$(27,776)	$(18,488)